UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2018

INLAND REAL ESTATE INCOME TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55146 (Commission File Number)	45-3079597 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 12, 2018, Inland Real Estate Income Trust, Inc. (the “Company”) held its 2018 annual meeting of stockholders. At the annual meeting, the Company’s stockholders: (1) elected the six nominees listed below to serve as directors; and (2) voted in favor of the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Each of the directors will serve for a term ending at the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

The voting results were as follows:

(1)	Election of directors:

Nominee	For	Withheld	Broker Non-Votes
Daniel L. Goodwin	11,697,385	405,806	8,567,051
Mitchell A. Sabshon	11,652,560	450,632	8,567,051
Lee A. Daniels	11,685,436	417,756	8,567,051
Stephen L. Davis	11,697,322	405,869	8,567,051
Gwen Henry	11,700,335	402,857	8,567,051
Bernard J. Michael	11,686,090	417,102	8,567,051

(2)	Ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2018:

Votes For	Votes Against	Abstention
20,518,734	151,509	289,032

No other proposals were submitted to a vote of the stockholders at the Company’s 2018 annual meeting of stockholders.

Item 8.01	Other Events.

The Company has created the material attached hereto as Exhibit 99.1, and incorporated herein solely for purposes of this Item 8.01 disclosure, for use in connection with its 2018 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1	2018 Annual Meeting of Stockholders Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	June 12, 2018	By:	/s/ Catherine L. Lynch
		Name:	Catherine L. Lynch
		Title	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2018 Annual Meeting of Stockholders Presentation Material

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